                                                                     EXHIBIT 1.1

                             R.J. TOWER CORPORATION

                                Euro150,000,000

                           9.25% Senior Notes due 2010


                               PURCHASE AGREEMENT

                                                                   July 19, 2000

CHASE MANHATTAN INTERNATIONAL LIMITED
BANK OF AMERICA INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
ABN AMRO INCORPORATED
FIRST CHICAGO LIMITED
SCOTIA CAPITAL (USA) INC.
c/o Chase Manhattan International Limited
125 London Wall
London EC2Y 5AJ
England


Ladies and Gentlemen:

          R.J. Tower Corporation, a Michigan corporation (the "Company"), proposes to issue and sell (a)150,000,000 aggregate principal amount of its 9.25% Senior Notes due 2010 (the "Notes"). The Notes will be guaranteed (collectively, the "Guarantees" and together with the Notes, the "Securities") by Tower Automotive, Inc. ("Tower") and by each of the Company's subsidiaries listed on the signature pages hereof (Tower and the Company's subsidiaries, together with any subsidiary that in the future executes a supplemental indenture pursuant to which such subsidiary agrees to guarantee the Notes, collectively, the "Guarantors"). The Notes will be issued pursuant to an Indenture to be dated as of July 25, 2000 (the "Indenture") among the Company, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The Company and the Guarantors hereby confirm their agreement with Chase Manhattan International Limited ("CMIL"), Bank of America International Limited, Donaldson, Lufkin & Jenrette International, ABN AMRO Incorporated, First Chicago Limited and Scotia Capital (USA) Inc. (together with CMIL and collectively, the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated July 3, 2000 (the "Preliminary Offering Memorandum") and will prepare an


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offering memorandum dated the date hereof (the "Offering
Memorandum") setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and the Guarantors, to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

          Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior notes of the Company (the "Exchange Securities") that are guaranteed by the Guarantors and are identical in all material respects to the Securities (except that the Exchange Securities will not contain transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

          1. Representations, Warranties and Agreements of the Company. The Company and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").


          (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.




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          (c) Assuming the accuracy of the representations and warranties of the
     Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) Tower, the Company and each of Tower's other subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries or Tower and its subsidiaries, in each case, taken as a whole (a "Material Adverse Effect").

          (e) Tower has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and all of the outstanding shares of capital stock of Tower have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each wholly owned subsidiary of Tower have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Tower, and except as set forth in the Offering Memorandum, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party that is material to the Company and its subsidiaries or Tower and its subsidiaries, in each case taken as a whole.

          (f) The Company has full right, power and authority to execute and deliver the Transaction Documents (as defined herein) (to the extent a party thereto), and to perform its obligations hereunder and thereunder. Each of the Guarantors has full right, power and authority to execute and deliver the Transaction Documents (to the extent a party thereto) and to perform its obligations hereunder and thereunder. All corporate action by the Company or the Guarantors required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are herein referred to collectively as the "Transaction Documents."



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          (g) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors.

          (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (j) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (k) The Guarantees have been duly authorized, executed and delivered by each of the Guarantors and, when duly executed and delivered by the Guarantors, will constitute valid and legally binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against each Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).



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          (l) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (m) The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents (to the extent a party thereto), the issuance, authentication, sale and delivery of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Tower or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Tower or any of its subsidiaries is a party or by which Tower or any of its subsidiaries is bound or to which any of the property or assets of Tower or any of its subsidiaries is subject other than such breaches, defaults, liens or charges that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company or the Guarantors to perform their obligations under the Transaction Documents, nor will such actions result in any violation of the provisions of the charter or by-laws of Tower or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over Tower or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company or the Guarantors of each of the Transaction Documents (to the extent a party thereto), the issuance, authentication, sale and delivery of the Securities and compliance by the Company or the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) that shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement, or under the Exchange Act or (iii) that if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company or the Guarantors to perform their respective obligations under the Transaction Documents.

          (n) Arthur Andersen LLP are independent certified public accountants with respect to Tower and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and



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     fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Offering Memorandum Summary--Summary Historical and Pro Forma Financial Data," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Management--Executive Compensation" are derived from the accounting records of Tower and its subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

          (o) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which Tower or any of its subsidiaries is a party or of which any property or assets of Tower or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to Tower or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of Tower, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (p) To the best knowledge of Tower, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Tower or any of its subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting Tower or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum



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          (q) Neither Tower nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in each case, any such violation, default or conflict that would not, individually or in the aggregate have a Material Adverse Effect.

          (r) Tower and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither Tower nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

          (s) Neither Tower nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds as described in the Offering Memorandum, will be (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Tower and each of its subsidiaries maintain reasonably adequate insurance.

          (u) Tower and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, the failure of which to own or possess would result in a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with, and Tower and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, other than such conflicts that would result in a National Adverse Effect.



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          (v) Except as described in the Offering Memorandum, Tower and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of Tower and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Tower and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

          (w) No labor disturbance by or dispute with the employees of Tower or any of its subsidiaries exists or, to the best knowledge of Tower or the Company, is contemplated or threatened; and neither Tower nor any of its subsidiaries is aware of any existing, imminent or threatened disturbance by the employees of any principal supplier, manufacturer or contractor that could reasonably be expected to result in a Material Adverse Effect.

          (x) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Tower or any of its subsidiaries (or, to the best knowledge of Tower, any other entity (including any predecessor) for whose acts or omissions Tower or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Tower or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Tower has knowledge, except for any such disposal, discharge, emission or other release of any kind that could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (y) Except as disclosed in the Offering Memorandum, neither Tower nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company, the Guarantors or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (z) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (aa) None of the Company, the Guarantors or any of their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling

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
     efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

          (bb) None of the Company, the Guarantors or any of their affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

          (cc) None of the Company, the Guarantors or any of their affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (dd) Tower has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (ee) The Company and the Guarantors have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

          (ff) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (gg) None of Tower or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

          (hh) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries or Tower and its subsidiaries, in each case taken as a whole, whether or not arising in the ordinary course of business, (ii) neither the Company or the Guarantors have incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Company nor the Guarantors have entered into any material transaction other than in the ordinary course of business and
     (iv) there has not been any material change in the capital stock or long-term debt of Tower or the Company, or any dividend or distribution of any kind declared, paid or made by Tower on any class of its capital stock.

          2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Notes set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 98.5% of the principal amount thereof. The Company shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.

          (b) The Initial Purchasers have advised the Company and the Guarantors that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

          (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

               (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

               (ii) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

               (iii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling


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
          efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

               (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

               (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     Terms used in this Section 2(c) have the meanings given to them by Regulation S.

          (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company and the Guarantors pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company and the Guarantors shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and the Guarantors and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

          (f) The Company and the Guarantors acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

          3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on July 25, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

          (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CMIL on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company and the Guarantors agree to make one or more global certificates evidencing the Securities available for inspection by CMIL on behalf of the Initial Purchasers at least 24 hours prior to the Closing Date.

          4. Further Agreements of the Company. The Company and each of the Guarantors agree with each of the several Initial Purchasers:

          (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum as may reasonably be requested prior to the Closing Date and any amendments or supplements thereto made to the Offering Memorandum after the Closing Date as may be reasonably requested;

          (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company and the Guarantors, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless Tower is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

          (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers upon request copies of any annual reports, quarterly reports and current reports filed by Tower or the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by Tower or the Company to the

     Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

          (h) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

          (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (j) for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of CMIL;

          (k) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and use its reasonable best efforts not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company, Tower or any of their affiliates and resold in a transaction registered under the Securities Act or otherwise exempt from the registration requirements of the Securities Act;

          (l) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

          (m) in connection with the offering of the Securities, until CMIL on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

          (n) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

          (o) for so long as the Securities are outstanding, to file promptly all reports required by Tower to be filed under the Exchange Act;

          (p) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

          (q) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

          (r) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to
     Section 4(d);

          (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Guarantors, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and Tower and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company, the Guarantors and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law;

          (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds;" and

          (u) to use their reasonable best efforts to cause the Securities to be listed on the Luxembourg Stock Exchange.

          5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy of the statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as reasonably practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantors shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Kirkland & Ellis shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

          (e) The Initial Purchasers shall have received from Gardner, Carton & Douglas, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company and the Guarantors shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of Arthur Andersen LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

          (g) The Company and the Guarantors shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of Arthur Andersen LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to Tower and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

          (h) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that as of the Closing Date, the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects, the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of Tower or any of its subsidiaries or the Company and any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Tower and its subsidiaries or the Company and its subsidiaries, in each case taken as a whole, except as set forth in the Offering Memorandum.

          (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized agent of the Company and each of the Guarantors.

          (j) The Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and the Guarantors and duly authenticated by the Trustee.

          (k) An application shall have been made for listing the Securities on the Luxembourg Stock Exchange.

          (l) If any event shall have occurred that requires the Company and the Guarantors under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

          (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

          (n) Subsequent to the execution and delivery of this Agreement, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Tower and its subsidiaries or the Company and its subsidiaries, in each case taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

          (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the other debt securities or preferred stock of Tower or the Company by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the other debt securities or preferred stock of Tower or the Company.

          (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of Tower or the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state or European Union authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States or the European Union of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or the European Union shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

          7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities that such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company, the Guarantors and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this
Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantors or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

          8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 (other than pursuant to Section 5(q)), (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors, jointly and severally, shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

          9. Indemnification. (a) Each of the Company and the Guarantors shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company or Tower pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company or the Guarantors with Section 4(b).

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act (the Company, the Guarantors, their affiliates and respective officers, directors, employees, representatives and agents, and each such person who controls the Company or the Guarantors shall be collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information furnished by such Initial Purchaser, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The obligations of the Company, the Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

          11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12. Expenses. The Company and the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in
Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the Luxembourg Stock Exchange; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

          13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Manhattan International Limited, 125 London Wall, London EC2Y 5AJ, England, Attention: Peter Hurd (telecopier no.: 011-44-207-777-3271), with a copy to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Dominick Petrosino (telecopier no.: (212) 270-0994); or

          (b) if to the Company or the Guarantors, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Daniel H. Webber (telecopier no.: (616) 802-1599);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CMIL.

          15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

          16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Initial Purchasers contained in the eighth paragraph on page ii, first sentence of the third paragraph and the ninth paragraph under the heading "Plan of Distribution."

          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                     Very truly yours,

                                     R.J. TOWER CORPORATION


                                     By /s/ Daniel H. Webber
                                       -----------------------------------
                                         Name: Daniel H. Webber
                                         Title: Vice President

                                     TOWER AUTOMOTIVE, INC.


                                     By /s/ Daniel H. Webber
                                       -----------------------------------
                                         Name: Daniel H. Webber
                                         Title: Vice President

                                     TOWER AUTOMOTIVE PRODUCTS COMPANY, INC.


                                      By /s/ Daniel H. Webber
                                       -----------------------------------
                                         Name: Daniel H. Webber
                                         Title: Vice President

                                     R.J. TOWER CORPORATION


                                     By /s/ Daniel H. Webber
                                       -----------------------------------
                                         Name: Daniel H. Webber
                                         Title: Vice President

                                     R.J. TOWER CORPORATION


                                     By /s/ Daniel H. Webber
                                       -----------------------------------
                                         Name: Daniel H. Webber
                                         Title: Vice President

                                          TOWER AUTOMOTIVE DELAWARE, INC.


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          KALAMAZOO STAMPING AND DIE COMPANY


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          TOWER AUTOMOTIVE INTERNATIONAL
                                          FUNDING, INC.


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          TRYLON CORPORATION


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          ACTIVE TOOL & MANUFACTURING CO., INC.


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          ACTIVE PRODUCTS CORPORATION


                                          By /s/ Daniel H. Webber
                                            --------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          TOWER AUTOMOTIVE SERVICES AND
                                          TECHNOLOGY, INC.


                                          By /s/ Daniel H. Webber
                                             ---------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          TOWER AUTOMOTIVE INTERNATIONAL, INC.


                                          By /s/ Daniel H. Webber
                                             ---------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          TOWER AUTOMOTIVE INTERNATIONAL
                                          HOLDINGS, INC.


                                          By /s/ Daniel H. Webber
                                             ---------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

                                          ALLGOODS USA, INC.


                                          By /s/ Daniel H. Webber
                                             ---------------------------------
                                             Name: Daniel H. Webber
                                             Title: Vice President

Accepted:

CHASE MANHATTAN INTERNATIONAL LIMITED
BANK OF AMERICA INTERNATIONAL LIMITED
FIRST CHICAGO LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
SCOTIA CAPITAL (USA) INC.
ABN AMRO INCORPORATED


         By:   Chase Manhattan International Limited



               By /s/ Signature illegible
                 -----------------------------------
                     Authorized Signatory

                                                                      SCHEDULE 1



                                                                  Principal
                                                                  Amount
         Initial Purchasers                                       of Securities
         ------------------                                       -------------

         Chase Manhattan International Limited                Euro52,500,000
         Bank of America International Limited                    52,500,000
         Donaldson, Lufkin & Jenrette International               22,500,000
         First Chicago Limited                                     7,500,000
         Scotia Capital (USA) Inc.                                 7,500,000
         ABN AMRO Incorporated                                     7,500,000

                                                                  ----------

                                                  Total      Euro150,000,000

                                                                         ANNEX A


              [Form of Exchange and Registration Rights Agreement]

                                                                         ANNEX B


                  [Form of Opinion of Counsel for the Company]

                                    [To Come]

                                                                         ANNEX C


                        [Form of Initial Comfort Letter]


          The Company shall have furnished to the Initial Purchasers a letter of Arthur Andersen LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

          (i) they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

          (ii) in their opinion, the audited financial statements and pro forma financial information included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on [Form S-1] under the Securities Act (except that certain supporting schedules are omitted);

          (iii) based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements,
     (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Offering Memorandum Summary--Summary Historical and Pro Forma Financial Data", "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Management--Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

          (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the March 31, 2000 unaudited balance
     sheet included in the Offering Memorandum or (B) for the period from      ,
     199_ to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, operating income, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

          (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Offering Memorandum agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

          (vi) on the basis of a reading of the unaudited pro forma financial information included in the Offering Memorandum, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.